Exhibit 10.1

                                     LEASE




PARTIES AND ADDRESSES



                  "TAA"          TUCSON AIRPORT AUTHORITY
                                 an Arizona nonprofit corporation
                                 Attention: Director of Properties
                                 Tucson International Airport
                                 7005 South Plumer
                                 Tucson, Arizona 85706



                "Tenant" HAMILTON AEROSPACE TECHNOLOGIES, INC., a Delaware corporation d.b.a. Renegade Ventures, Inc.
                                 P.O. Box 23009 Tucson,
                                 Arizona 85734-3009

                                TABLE OF CONTENTS
                                                                         Page
ARTICLE 1              -PREMISES                                            1
         1.1      PREMISES                                                  1
         1.2      CONDITION OF PREMISES                                     1
         1.3      ACCESS                                                    1
         1.4      SECURITY                                                  1
         1.5      PARKING                                                   2
ARTICLE 2              -TERM                                                2
         2.1      TERM                                                      2
         2.2      HOLDOVER                                                  2
         2.3      SURRENDER OF PREMISES                                     2
ARTICLE 3              - RENT AND CONTRACT BOND                             2
         3.1      BASERENT                                                  2
         3.2      COMMENCEMENT OF RENTAL OBLIGATIONS                        3
         3.3      INTEREST/ADMINISTRATIVE CHARGE                            3
         3.4      CONTRACTBOND                                              3
ARTICLE 4              - CONSTRUCTION OF IMPROVEMENTS                       4
         4.1      TITLE TO IMPROVEMENTS                                     4
         4.2      APPROVAL OF PLANS, CONTRACTOR                             4
         4.3      COMPLIANCE WITH APPLICABLE REGULATIONS AND
                  APPROVED PLANS; STANDARDS OF CONSTRUCTION                 4
         4.4      LEASEHOLD MORTGAGE                                        4
         4.5      COMPLIANCE WITH FAR PART 77                               5
         4.6      MECHANICS LIENS; PAYMENT BOND                             5
         4.7      PERFORMANCE BOND                                          5
ARTICLE 5              - USE OF PREMISES                                    6
         5.1      PERMITTED USES; COVENANT TO OPERATE                       6
         5.2      INDEMNITY                                                 6
         5.3      DANGEROUS CONDITIONS                                      6
         5.4      COMMUNICATIONS; INTERFERENCE WITH OPERATIONS OF
                  TAA                                                       6
ARTICLE 6              - INSURANCE                                          7
         6.1      INSURANCE REQUIRED                                        7
         6.2      DEDUCTIBLE                                                8
         6.3      MODIFICATION OF REQUIREMENTS                              8
         6.4      CERTIFICATES                                              8
         6.5      ADDITIONAL INSURANCE                                      8
         6.6      ADDITIONAL INSUREDS                                       9
         6.8      USEOFPROCEEDS                                             9




                                       -1-






                                TABLE OF CONTENTS
                                   (continued)
                                                                         Page
         6.9      WAIVER OF SUBROGATION
         6.10     INSURANCE BY TAA                                          9
ARTICLE 7              -UTILITIES                                          10
         7.1      TENANT'S RESPONSIBILITIES                                10
         7.2      TAA'S RIGHTS AND RESPONSIBILITIES                        10
    ARTICLE 8       - REPAIR AND MAINTENANCE                               10
          7.1     REPAIR AND MAINTENANCE                                   10
          7.2     CASUALTY TO PREMISES                                     11
ARTICLE 9              -TAXES                                              11
         9.1      TENANT'S RESPONSIBILITY                                  11
         9.2      PROTEST                                                  12
ARTICLE 10             - RULES, REGULATIONS AND LAWS                       12
        10.1      COMPLIANCE WITH ALL APPLICABLE LAWS                      12
        10.2      NON-DISCRIMINATION                                       12
        10.3      FEDERAL REGULATIONS; SAFETY AND SECURITY                 13
        10.5      STATE AND FEDERAL AVIATION REGULATIONS                   13
        10.6      EXCLUSIVE RIGHTS PROHIBITED                              14
        10.7      ENVIRONMENTAL LAWS                                       14
ARTICLE 11             - SUPERIOR RIGHTS                                   17
        11.1      AGREEMENTS WITH UNITED STATES                            17
        11.2      RIGHTS OF GOVERNMENT DURING WAR OR NATIONAL
                  EMERGENCY                                                18
        11.3      RIGHTS OF TAA                                            18
        11.4      AGREEMENTS WITH CITY OF TUCSON                           18
        11.5      ABATEMENT OF OBLIGATION TO CONSTRUCT OR REBUILD          18
        11.6      SUPERFUND CONSENT DECREE                                 19
ARTICLE 12             - RESERVATION OF AVIGATION EASEMENT                 19
        12.1      EASEMENT                                                 19
        12.2      STRUCTURES; ELEVATION LIMIT                              19
        12.3      USEOFPREMISES                                            19
ARTICLE 13             - ASSIGNMENT AND SUBLEASE                           20
        13.1      TAA'S CONSENT REQUIRED                                   20
        13.2      NO RELEASE OF TENANT; FURTHER ASSIGNMENTS                20
        13.3      CHANGES IN OWNERSHIP                                     20
        13.4      LIABILITY OF ASSIGNEE/SUBTENANT                          20
        13.5      BANKRUPTCY                                               21
        13.6      TAA'SFEES                                                21








                                TABLE OF CONTENTS
                                   (continued)
                                                                         Page
ARTICLE 14             - COMMISSIONS                                       21
        14.1      REAL ESTATE BROKER COMMISSION                            21
ARTICLE 15             - DEFAULTS AND REMEDIES                             22
        15.1      DEFAULT BY TENANT                                        22
        15.2      REMEDIES OF TAA                                          23
        15.3      REMEDIES CUMULATIVE                                      24
        15.4      NO WAIVER                                                25
        15.5      CONTENT OF DEFAULT NOTICE                                25
ARTICLE 16          - TERMINATION BY TENANT                                25
        16.1      TERMINATION EVENTS                                       25
        16.2      CURE                                                     25
        16.3      NO WAIVER                                                26
ARTICLE 17          - SURRENDER OF POSSESSION, CONDITION OF PREMISES       26
        17.1      SURRENDER                                                26
        17.2      GOOD CONDITION                                           26
ARTICLE 18             - MISCELLANEOUS                                     26
        18.1      ENTRY UPON PREMISES; REVIEW OF RECORDS                   26
        18.2      SUCCESSORS AND ASSIGNS BOUND                             26
        18.3      ARTICLE HEADINGS                                         26
        18.4      SEVERABILITY                                             27
        18.5      APPLICABLE LAW                                           27
        18.6      INDEPENDENT COUNSEL; CONSTRUCTION OF LEASE               27
        18.7      COSTS AND ATTORNEYS' FEES                                27
        18.8      NOTICES; TENANT CONTACT                                  28
        18.9      SURVIVAL                                                 28
        18.10     TIME IS OF THE ESSENCE                                   28
        18.11     ADDITIONAL DOCUMENTS                                     28
        18.12     NON-WAIVER                                               28
        18.13     FORCE MAJEURE                                            29
        18.14     AUTHORITY TO EXECUTE                                     29
        18.15     EFFECTIVE DATE                                           29

                                    RECITALS

A. TAA has leased from the City of Tucson, a municipal corporation, the airport known as Tucson International Airport located in Pima County, State of Arizona (the "Airport").

B. Tenant desires to sublease from TAA the property consisting of approximately 59,000 square feet, illustrated on Exhibit A attached hereto (the "Premises"), which Premises are of a portion of the building ("Building(1)') located at 7001 5. Park, Tucson, Arizona.

                            COVENANTS AND CONDITIONS

                               ARTICLE 1- PREMISES
1.1  PREMISES
     TAA does hereby demise and let unto Tenant, for its exclusive use and occupancy, and Tenant does hereby lease from TAA, the Premises, together with all improvements thereon, subject to all utility easements and rights of way that encumber the Premises.

     TAA agrees that so long as Tenant shall timely pay the rent and other charges required to be paid hereunder and perform all of its other obligations under this Lease, Tenant shall peaceably have and enjoy the use of the Premises without hindrance from TAA.

1.2  CONDITION OF PREMISES
     Tenant accepts the Premises from TAA in As Is condition, with no warranty or representation, express or implied, of any kind, relating to the condition of the Premises or improvements thereon whether or not known or disclosed.

     Should Tenant desire any inspection report, environmental assessment, survey, creation of a legal description, drainage report, or any similar study, Tenant shall be responsible for the same at Tenant's sole expense.

1.3  ACCESS
     Tenant is granted the right of reasonable access to the Premises over such other portions of the Airport as are necessary to provide reasonable access to and from the Premises. TAA reserves the right to designate the location of such access and to change its location from time to time, as TAA deems reasonably necessary and appropriate.

1.4  SECURITY
     By executing this Lease, Tenant is deemed to acknowledge and is hereby advised that the Building houses additional rental spaces and tenants. Tenant is responsible for securing Tenant's Premises, and neither TAA nor its agents or employees shall be responsible for any loss of or damage to Tenant's possessions while stored on the Premises.

1.5  PARKING

     Tenant shall be entitled to utilize the parking areas associated with the Building in common with other tenants. TAA reserves the right, but shall not be obligated, to assign specific parking spaces to tenants.

                                ARTICLE 2 - TERM
2.1  TERM
     The term (the "Term") of this Lease shall commence on March 1, 2005 (the "Commencement Date") and terminate one year thereafter.

2.2  HOLDOVER
     If Tenant holds over after the expiration or earlier termination of this Lease without the express written consent of TAA, Tenant shall become a Tenant at sufferance only, at a rental rate equal to two hundred percent (200%) of the rent in effect upon the date of such expiration or termination, and shall be subject to the terms, covenants and conditions of this Lease. Acceptance by TAA of rent after such expiration or termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section are in addition to and do not affect TAA's rights specified herein or any rights of TAA provided by law for such holding over. If Tenant fails to surrender the Premises upon such expiration or termination despite TAA's demand to do so, Tenant shall indemnify and hold TAA harmless from all loss, claim or damage TAA incurs, including without limitation, a claim made by a successor tenant for failure to provide possession of the Premises and any attorney's fees and costs incurred by TAA related thereto.

2.3  SURRENDER OF PREMISES

     Upon the expiration or earlier termination of this Lease, Tenant shall
     (a) peaceably surrender the Premises and all alterations and additions thereto, (b) broom clean the Premises, (c) remove all trade fixtures,
     (d) leave the Premises in good order, repair and condition, reasonable wear and tear excepted, and (e) comply with any other provisions herein.

                       ARTICLE 3 - RENT AND CONTRACT BOND

3.1  BASERENT

     A. Tenant covenants and agrees to pay TAA rent during the Term beginning on the Commencement Date in an amount equal to $204,000.00 per year (the "Base Rent") as periodically adjusted herein, in equal monthly installments.

     B. Tenant covenants and agrees to pay TAA for utilities provided to the Premises as provided in Section 7.1.

3.2  COMMENCEMENT OF RENTAL OBLIGATIONS.
     The first installment of rent shall be due upon the Commencement Date hereof. In the event that the Commencement Date is a day other than the first day of the month, the first payment shall be prorated to reflect the number of days remaining in the applicable calendar month. Subsequent installments shall be due, in advance, on the first day of each succeeding calendar month during the Term of this Lease. Any invoice provided by TAA is for courtesy only, and any failure of TAA to send such an invoice shall not relieve Tenant of its obligation hereunder to pay the rent in a timely manner.

3.3  INTEREST/ADMINISTRATIVE CHARGE
     Payments not received when due shall accrue interest from the due date at the rate of one and one half percent (1.5%) per month. In addition, if any payment due hereunder is more than ten (10) days past due, Tenant shall pay TAA an amount equal to five percent (5%) of such payment as an administrative charge to help offset the administrative burden created by late payments.

3.4  CONTRACT BOND
     On or before the Commencement Date hereof, Tenant shall furnish an unconditional, irrevocable letter of standby credit, in a form reasonably acceptable to TAA, or such other security approved by TAA to assure the faithful and full performance by Tenant of this Lease and to stand as security for the payment by Tenant of any valid claim by TAA against Tenant. The letter of credit shall be drawn in favor of TAA upon a bank that is satisfactory to TAA and that is authorized to do business in Arizona. Such irrevocable letter of credit shall be in an amount equal to three months' rent, shall be in a form that is satisfactory to TAA and shall remain in effect without interruption during the Term of this Lease and sixty (60) days thereafter. If the term of the letter of credit is less than the Term of this Lease, Tenant shall deliver to TAA written notice from the bank of its renewal no later than sixty (60) days before the stated expiration of the letter of credit.

     As an alternative to the letter of credit, Tenant shall have the option of furnishing TAA with a valid surety bond, in an amount equal to three months' rent, issued in a form reasonably acceptable to TAA. The bond shall be issued by a surety company which is an admitted insurer in the State of Arizona qualified to do business in the State of Arizona and acceptable and satisfactory to TAA. The surety bond shall be maintained and kept by Tenant in full force and effect during the Term of this Lease and sixty (60) days thereafter and shall be conditioned to assure the faithful and full performance by Tenant of this Lease and to stand as security for the payment by Tenant of any valid claim by TAA against Tenant. The surety company may issue the performance bond for a term of one (1) year and may renew said performance bond annually; provided, however that Tenant shall deliver written notice of such renewal from the surety company to TAA no later than sixty (60) days before the stated expiration of the bond.

     Nothing herein shall be construed to limit any other legal rights or remedies which TAA may have against Tenant.

                    ARTICLE 4 - CONSTRUCTION OF IMPROVEMENTS

4.1  TITLE TO IMPROVEMENTS
     All existing permanent improvements on the Premises are the property of TAA. Any additional permanent improvements constructed on the Premises shall, upon installation, become the property of TAA subject to the lease between TAA and the City and subject to Tenant's rights pursuant to this Lease.

4.2  APPROVAL OF PLANS, CONTRACTOR
     Tenant shall not construct or substantially alter or modify any buildings, structures, or other improvements on the Premises without TAA's prior written approval of its plans and specifications, which approval shall not be unreasonably withheld. Items of normal repair and maintenance and minor, non-structural alterations and modifications need not be submitted to TAA for approval. TAA's approval shall not constitute an opinion or warranty that the improvements comply with local building codes or any other applicable law and Tenant shall indemnify and defend TAA from all claims relating thereto.

     Tenant shall not use a contractor, for construction on the Premises, to which TAA has reasonable objections. Tenant shall, prior to commencing any construction on the Premises, submit to TAA the name of the contractor that it proposes using for the project. If TAA does not notify Tenant, in writing, within ten (10) days thereafter, that TAA objects to the contractor, TAA will be deemed to have approved the contractor selected by Tenant. If TAA does so notify the Tenant, the Tenant will select another contractor that is acceptable to TAA. Approval of a contractor by TAA does not constitute an endorsement of that contractor.

4.3 COMPLIANCE WITH APPLICABLE REGULATIONS AND APPROVED PLANS; STANDARDS OF CONSTRUCTION
     Tenant must comply with all guidelines, minimum standards, and rules and regulations of TAA regarding construction of any improvements on the Premises and with all applicable laws, regulations, and ordinances, whether federal, state or local, including all applicable building, electrical, and fire codes. Tenant shall indemnify and hold harmless TAA from and against any cost, expense, loss, or liability incurred by it as a result of any violation by Tenant of any applicable law, ordinance, or regulation in the construction of improvements on the Premises. Any improvements built by Tenant on the Premises shall comply in all respects to the plans and specifications previously approved by TAA pursuant to Section 4.2 above, and shall be constructed in a good and workmanlike manner, free of material defects.

4.4  LEASEHOLD MORTGAGE
     TAA agrees that it will consent to a mortgage or deed of trust on Tenant's leasehold interest hereunder granted to a lending institution to secure a loan, the proceeds of which will be used entirely to pay for the construction of improvements on the Premises; provided, however, that the language of such mortgage or deed of trust and of all related documents that require the execution, approval, or consent of TAA shall be subject to the prior review and approval of legal counsel for TAA, and that all legal fees incurred by TAA in connection with such legal counsel review and approval shall be paid by Tenant. The leasehold mortgagee, upon taking possession or upon foreclosure or taking an assignrnent in lieu thereof shall be liable for all future rents and obligations hereunder and shall attorn to TAA.

4.5  COMPLIANCE WITH FAR PART 77

     Tenant shall comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in connection with any improvements or modification or alteration of improvements on the Premises.

4.6  MECHANICS' LIENS; PAYMENT BOND

     Tenant shall promptly pay all entities supplying labor or materials in connection with any construction by Tenant on the Premises and shall obtain waivers of mechanics and materials liens from such contractors and suppliers as a condition of such payment Tenant further agrees to indemnify and hold TAA harmless from the imposition of any mechanics', materialmen's or other similar liens imposed against the Premises or Tenant's interest therein as a result of any action or inaction by Tenant or Tenant's employees, agents, or contractors. In the event that a lien is recorded against the Premises as a result of the construction or improvement thereof Tenant shall cause the lien to be removed pursuant to A.R.S. ss.33-1004 within fifteen (15) days of notice to either TAA or Tenant of the lien. If Tenant fails to timely remove the lien, TAA may, but shall not be obligated to, cause the removal of the lien. Tenant shall reimburse TAA for all costs and fees incurred by TAA and associated therewith including, without limitation, attorneys' fees and costs within five (5) days of receipt of notice from TAA of such costs and expenses.

     Tenant shall, in addition, prior to commencement of any construction, require the contractor to provide a labor and materials payment bond in the full contract amount to protect claimants supplying labor and materials in connection with the construction. The bond shall comply in all respects with the requirements of A.R.S. ss. 33-1003 as it may be amended or renumbered from time to time. The bond shall be issued by a surety company acceptable to TAA and duly licensed for such undertaking in the state of Arizona and shall be accompanied by a power of attorney disclosing the authority of the person executing it on behalf of the surety. The bond and a copy of the contract shall be recorded in the office of the Pima County Recorder as required under A.R.S. ss. 33-1003, and a copy of the bond shall be provided to the President/CEO of TAA.

4.7  PERFORMANCE BOND

     Tenant shall, in addition, prior to commencement of any construction, require the contractor to provide a performance bond in the full contract amount conditioned upon the faithful performance of the contract in accordance with plans, specifications and conditions thereof. The bond shall be in a form reasonably acceptable to TAA; shall be issued by a surety company acceptable to TAA and duly licensed for such undertaking in the state of Arizona; and shall be accompanied by a power of attorney disclosing the authority of the person executing it on behalf of the surety.

                           ARTICLE 5 - USE OF PREMISES

5.1  PERMITTED USES; COVENANT TO OPERATE
     The Premises leased exclusively to Tenant hereunder may be used for storage and warehousing of aircraft parts; provided that such use(s) comply with all applicable FAA regulations, zoning restrictions, and all other applicable laws, rules and regulations, and for no other purpose, without TAA's written consent.

5.2  INDEMNITY
     Tenant agrees to fully indemnify and save and hold harmless TAA and the City of Tucson from and against all claims, fines, damages, penalties, actions and all expenses, including reasonable attorneys' fees incidental to the investigation and defense thereof, related to or arising out of the use, occupancy, or maintenance of the Premises by Tenant, its agents, employees, subtenants or contractors. TAA shall give to Tenant prompt and reasonable notice of any such claims or actions against it covered by this indemnity and Tenant shall have the right to investigate, compromise and defend the same. Any counsel retained by Tenant to investigate, compromise or defend any claims, fines, damages, penalties or actions shall be acceptable to TAA in its sole and absolute discretion, and TAA expressly retains the right to join in any investigation, compromise and defense should it deem such action necessary or appropriate.

5.3  DANGEROUS CONDITIONS
     Tenant agrees to exercise reasonable care when using the Premises and all improvements thereon to discover and promptly remedy any conditions that may pose an unreasonable risk of harm to members of the general public or that may constitute a violation of law. If an unsafe, defective or dangerous condition, or violation of the law is discovered, Tenant warrants that no one other than Tenant and TAA employees, agents and representatives will be admitted to the Premises and no property belonging to any party other than Tenant and TAA will be transported to, collected at or stored upon the Premises until the unsafe, defective or dangerous condition, or violation of law is corrected.

5.4  COMMUNICATIONS; INTERFERENCE WITH OPERATIONS OF TAA.
     Tenant acknowledges that TAA has special safety and operational concerns regarding TAA's communication ability at the Airport. Therefore, Tenant shall operate any and all of its communications equipment (wired or wireless) in a manner that will not cause interference to TAA's operations of the Airport. Upon any notification from TAA, the FAA or the police or fire departments of any interference caused by Tenant's operation, Tenant shall cease and desist all communications operations, transmissions and uses related to the Premises. Tenant may not resume communications operations until TAA has so notified Tenant in writing. If such interference persists, or if TAA deems it necessary for the orderly development of the Airport, TAA may require the relocation of

     Tenant's communications equipment to other locations with the Airport which are reasonably suitable for the purposes and uses for which this Lease has been entered into by Tenant. Should such relocation be necessary, Tenant agrees, at Tenant's sole cost and expense, to move its improvements and all other communication equipment to the new location within ninety (90) days of written notice by TAA.

                              ARTICLE 6 - INSURANCE

6.1  INSURANCE REQUIRED
     At all times during the Term of this Lease (except as otherwise provided), Tenant shall obtain and maintain in full force and effect, with a company or companies authorized to transact the business of insurance in the State of Arizona, of sound and adequate financial responsibility, with a rating of at least A-, VII, from A.M. Best Co., in Best's Rating Guide, selected by Tenant and reasonably acceptable to TAA, the following insurance (either as part of any other policy or policies carried by Tenant, or separately):

     A.   Builder's Risk Insurance

          During any construction on the Premises by Tenant (whether new construction or remodeling, renovation, restoration or repair), Tenant shall keep, or cause the contractor performing such construction to keep, the improvements being built, remodeled, or restored, insured under builder's risk insurance (or similar insurance) in the amount of the cost of construction of the improvements.

     B.   Liability Insurance

          A comprehensive insurance policy or policies providing for the protection of Tenant against:

          (1) general liability, including all direct or contingent loss or liability for damages for bodily injury, personal injury, death or damage to property, including loss of use thereof, occurring on or in any way related to the Premises or occasioned by reason of occupancy by and the operations of Tenant or any sublessee, guest or invitee upon, in and around the Premises including but not limited to any elevators and escalators therein and any sidewalks, streets or public ways adjoining the Premises, with limits of $3,000,000 per occurrence for personal injury or death or damage to property, with coverage at least as broad as that provided by INSURANCE SERVICES OFFICE COMMERCIAL GENERAL LIABILITY COVERAGE form CGOOO1 (Occurrence Form), and such policy or policies shall cover all of Tenant's operations on the entire Premises, including but not limited to any elevators and escalators therein and any sidewalks, streets or other public ways adjoining the Premises; and

          (2) automobile liability covering owned, non-owned, leased and hired vehicles with combined single limits of no less than $1,000,000 per occurrence.

     C.   Workers Compensation; Employers Liability

          (1) Workers compensation coverage and limits as statutorily required by the state of Arizona and all other applicable states of operation.

          (2)  Employers Liability limits of at least $1,000,000 per accident.

6.2  DEDUCTIBLE

     The deductible for any policy required hereunder shall not exceed
     $1,000.

6.3  MODIFICATION OF REQUIREMENTS

     TAA may adjust or increase liability insurance amounts and requirements as TAA deems reasonably necessary, or as may be required because of changes in the insurance requirements imposed by TAA's insurer or by applicable law. Tenant shall comply with such adjustments or increases within such reasonable time period as is requested by TAA.

6.4  CERTIFICATES

     Upon or prior to the commencement of the Term of this Lease and at least annually thereafter Tenant shall furnish to TAA certificates of insurance showing the amount and type of the insurance then in effect that is required to be procured and maintained by it hereunder and stating the date and term of the policies. Tenant shall, upon request, supply TAA with certified copies of all applicable insurance policies, riders, endorsements and declaration pages. Certificates evidencing any renewal, replacement or extension of any or all of the insurance required hereunder, shall be delivered by Tenant to TAA not less than thirty (30) days prior to the expiration of any policy of insurance renewed, replaced or extended by the insurance represented by any such certificate. Each policy of insurance required hereunder shall provide for not less than thirty (30) days notice to TAA and Tenant before such policy may be canceled or materially modified.

6.5  ADDITIONAL INSURANCE

     The provisions of this Lease as to insurance required to be procured and maintained shall not limit or prohibit, or be construed as limiting or prohibiting, TAA or Tenant from obtaining any other or greater insurance with respect to the Premises or improvements thereon or the use and occupancy thereof that either or both of them may wish to carry, but in the event TAA or Tenant, as the case may be, shall procure or maintain any such insurance not required by this Lease, the cost thereof shall be at the expense of the party procuring or maintaining the same.

6.6  ADDITIONAL INSUREDS

     All insurance required by this Article shall be procured and maintained in the name of Tenant and shall add TAA and the City of Tucson and their directors, officers, members, employees and agents as additional insureds as their interests appear. All policies required under this Article for property and builder's risk insurance shall provide for payments of the losses to Tenant and TAA as their respective interests may appear; provided that during the period of any construction, any builder's risk insurance carried pursuant hereto may provide for payment to the contractor, as its interest may appear.

6.7  PRIMARY INSURANCE; CROSS  LIABILITY; SEVERABILITY  OF INTERESTS

     All insurance policies required to be procured and maintained by Tenant [, with the exception of Workers Compensation and Employers Liability] shall provide or be endorsed to provide:

     A. Tenant's insurance coverage shall be primary insurance with respect to TAA and the City of Tucson and their directors, officers, members, employees and agents. Any insurance or self-insurance maintained by TAA and the City of Tucson is excess of and non-contributing with Tenant's insurance.

     B. Tenant's insurance coverage shall state that Tenant's insurance shall apply separately to each insured except with respect to the limits of the liability and shall contain no cross-liability exclusions.

6.8  USE OF PROCEEDS

     Proceeds of any liability and property damage insurance required under this Article shall be applied toward extinguishing, satisfying or remedying the liability, loss or damage with respect to which such proceeds may be paid.

6.9  WAIVER OF SUBROGATION

     Each party hereto waives all claims for recovery from the other party for any loss or damage to any of its property on the Premises insured under valid and collectible insurance policies to the extent of any recovery collected from such policies. All policies required under this Article shall provide or be endorsed to provide that the insurer agrees to waive all rights of subrogation against TAA and the City of Tucson and their directors, officers, members, employees and agents.

6.10 INSURANCE BY TAA

     TAA may, upon written notice to Tenant, in the event that Tenant fails to timely provide proof of insurance as required by Section 6.4 above, procure and maintain any or all of the insurance required of Tenant under this Article. In such event, all costs of such insurance procured and maintained by TAA on behalf of Tenant shall be the responsibility of Tenant and shall be fully reimbursed to TAA within ten (10) business days after TAA advises Tenant of the cost thereof.

                              ARTICLE 7 - UTILITIES

7.1  TENANT'S RESPONSIBILITIES

     Tenant shall fully reimburse TAA for fifty percent (50%) of the cost of all utility services supplied to the Building in which the Premises are located. Tenant shall fully reimburse TAA within ten (10) business days after receipt of invoice and supporting documentation therefor.

7.2  TAA'S RIGHTS AND RESPONSIBILITIES

     Notwithstanding the execution of this Lease, TAA retains the right to the continued use of such utility lines and services as are presently on the Premises and the right to repair the same when necessary in TAA's sole discretion, including but not limited to any utility easements on the Premises. TAA shall conduct such repairs in such a manner and at such times as to not unreasonably interfere with Tenant's operations.

                       ARTICLE 8 - REPAIR AND MAINTENANCE

8.1  REPAIR AND MAINTENANCE

     A.   Tenant's Responsibilities

          Except as otherwise provided in Paragraphs 7.1B below, Tenant shall, at no expense to TAA, maintain and repair the Premises and all improvements thereon, and keep the same in a neat, clean, and safe condition and in a manner that is compatible with all other nearby Airport properties, and in compliance with all applicable laws, rules, regulations and orders. The standards of such upkeep, maintenance and repair shall in any event be not less than the standards followed by TAA for similar buildings and premises devoted to the same or similar use, and shall be consistent with the following:

          (1) General combustible storage shall not exceed twelve (12) feet in height.

          (2) Aisle separation shall be between four (4) feet and eight (8) fee wide, with the final width to be determined by classification of commodities being stored and applicable fire code regulations.

          (3)  Storage piles shall be stable; leaning stacks are prohibited.

          Tenant is responsible for any and all lighting (bulb replacement), plumbing, HVAC, cooling and/or heating maintenance and any interior door or window replacement within the Premises.

          Tenant is responsible for any and all necessary electrical upgrade of service if necessary to Tenant's use of the Premises. Tenant's equipment may be required to be metered. Any meter installation or electrical upgrade shall be at the sole expense of Tenant.

     B.   TAA's Responsibilities

          TAA shall repair and maintain, at its own cost and expense, all structural portions of the improvements on the Premises, including the roof, foundation, structural wall components, major plumbing or electrical components of the Building serving multiple tenants and any components not accessible by Tenant within the interior of the Premises, and the building exterior, but not including HVAC units serving only the Premises or such things as doors (interior or exterior), windows, interior non-load-bearing walls, and minor electrical and plumbing components within the Premises. In the event that failure of any major building system renders the Premises unsuitable for Tenant's operation, and TAA elects not to replace the system, and TAA determines that the system cannot be repaired economically, Tenant may elect to repair or replace the system at its expense, or may elect to terminate this Lease..

          Tenant shall pay TAA the reasonable cost of maintenance and repair if such maintenance and repair is necessitated in whole or in part by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees. TAA shall not be liable for any failure to make any such repair or maintenance unless such failure shall persist for an unreasonable time, given the nature of the problem, after Tenant gives TAA written notice of the need for such repairs or maintenance.

8.2  CASUALTY TO PREMISES

     TAA may, but shall not be required to, maintain insurance against loss or damage to the Building and the Premises, but TAA shall have no obligation to repair the Building or the Premises in the event of casualty or damage thereto. In the event that any such casualty renders the Premises unsafe or untenantable, this Sublease shall terminate immediately.

                                ARTICLE 9 - TAXES

9.1  TENANT'S RESPONSIBILITY

     Tenant shall pay before delinquency any and all taxes levied or assessed (i) against the Premises; (ii) against or by reason of personal property located in, on or about the Premises; (iii) because of Tenant's right to possession of the Premises and improvements thereon (iv) by any government body as the result of Tenant's operations; and (v) as the result of rentals payable under this Lease. All such taxes and assessments for partial years shall be apportioned and adjusted on a time basis.

9.2  PROTEST
     Tenant shall have the right at its own cost and expense to contest the amount or validity of any such tax or assessment and to bring or defend any actions involving the amount or validity of any such tax or assessment in its own name or, if necessary, in the name of TAA; provided that, if unsuccessful, Tenant shall pay and discharge any such tax or assessment so contested, together with any penalties, fines, interest, costs and expenses, including reasonable attorneys' fees, that may result from any such action by Tenant, and provided that, pending resolution of the protest, Tenant shall take any actions necessary (including conditional payment of the amount in dispute) to prevent the attachment or accrual of any tax lien or penalty.

                    ARTICLE 10 - RULES, REGULATIONS AND LAWS

10.1 COMPLIANCE WITH ALL APPLICABLE LAWS
     Tenant and all persons operating under the rights granted hereby shall observe and obey all reasonable and lawful rules and regulations and minimum standards with respect to the use of the Airport which have been or may in the future be adopted by TAA and shall further abide by all applicable laws, statutes, ordinances, rules, orders, and regulations of all governing bodies which are now in effect or which may hereafter be put into effect, including without limitation payment of employee payroll taxes.

10.2 NON-DISCRIMINATION

     A. In the event improvements are constructed, maintained, or otherwise operated on the Premises for a purpose for which a Department of Transportation ("DOT") program or activity is extended or for another purpose involving the provision of similar services or benefits, Tenant shall maintain and operate such improvements and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, as it may be amended.

     B. Tenant agrees that: (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of; or be otherwise subjected to discrimination in the use of said improvements, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of; or otherwise be subject to discrimination, (3) that Tenant shall use the Premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, as it may be amended.

     C. To the extent that Tenant conducts or engages in any aeronautical activity for furnishing services to the public at the Airport, Tenant shall furnish its services on a reasonable and not unjustly discriminatory basis to all users and charge reasonable and not unjustly discriminatory prices for each unit or service, provided that Tenant may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

     D. Tenant assures that it will comply with pertinent statutes, Executive Orders, and rules promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap, be excluded from participating in any activity conducted with or benefiting from Federal assistance.

10.3 FEDERAL REGULATIONS; SAFETY AND SECURITY

     Tenant shall conform to TAA, Federal Aviation Administration and Transportation Security Administration safety and security rules and regulations regarding use of the airport operations area, including runways, taxiways, and aircraft aprons by vehicles, employees, customers, visitors, etc., in order to prevent security breaches and avoid aircraft incursions and vehicle/pedestrian deviations; shall complete and pass airfield safe driving instruction programs when offered or required by TAA; and shall be subject to penalties as prescribed by TAA for violations of the airport safety and security requirements.

     Tenant and all persons operating under the rights granted hereunder shall comply with all applicable Federal laws, Federal Aviation Regulations and Transportation Security Regulations with respect to aircraft operations and airport security at the Airport. Tenant shall at all times take all reasonable steps to control, police and regulate the use of the Premises and of the Airport premises to prevent unauthorized persons and the general public from obtaining access to the Airport. Such steps by Tenant shall include, but not be limited to, steps requested by TAA and those required under Federal regulations. Tenant must secure the Premises so that there is no inadvertent or purposeful unauthorized entry in or upon the Airport by people, vehicles, or animals.

10.4  FAR PART 139 SAFETY STANDARDS AND INSPECTIONS

      Tenant and all persons operating under the rights granted hereunder shall comply with Part 139 of the Federal Aviation Regulations with respect to airport operations and safety, and shall comply with the standards established by TAA pursuant to Part 139. Tenant shall at all times take reasonable steps for the safe handling of aviation fuel and such steps shall include, but not be limited to, steps requested by TAA and those required under Federal Regulations. Tenant shall take immediate corrective action upon notice from TAA of noncompliance with
      Part 139 or with the standards established pursuant thereto. Tenant shall permit TAA to physically inspect the Premises for purposes of determining Tenant's compliance with Part 139 and this Section.

10.5  STATE AND FEDERAL AVIATION REGULATIONS

      Tenant will conduct its operations and activities on the Airport so as to conform to all applicable regulations of the United States Department of Transportation and the Aeronautics Division of the Arizona Department of Transportation.

10.6  EXCLUSIVE RIGHTS PROHIBITED

      Nothing contained in this Lease shall be construed to grant or authorize the granting of an exclusive right within the meaning of 49 U.S.C. ss.ss. 40103(e) and 47107(a)(4).

10.7  ENVIRONMENTAL LAWS

     A.   Definitions

          (1) "Environmental Laws" means any and all laws, rules, regulations, regulatory agency guidance and policies, ordinances, applicable court decisions, and airport guidance documents, directives, policies (whether enacted by any local, state or federal governmental authority, or by TAA) now in effect or hereafter enacted that deal with the regulation or protection of the environment (including the ambient air, ground water, surface water and land, including subsurface land and soil), or with the generation, handling, storage, disposal or use of chemicals or substances that could be detrimental to human health, the workplace, the public welfare, or the environment.

          (2) "Extremely Hazardous Substances" means any substance or material designated by the United States Environmental Protection Agency as an "extremely hazardous substance" under either Section 302(a)(2) of the Emergency Planning and Community Right-to-Know Act ("EPCRTKA") (42 U.S.C. ss. 1 1002(a)(2)) or any other Environmental Law.

          (3) "Hazardous Material" means all solid, liquid or gaseous substances, materials and wastes that are, or that become, regulated under, or that are classified as hazardous or toxic or a "contaminant" or "pollutant" under any Environmental Law (including, but not limited to, Extremely Hazardous Substances and Toxic Chemicals and asbestos).

          (4) "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing, and actions of similar nature, including without limitation, the moving of any material through, into or upon any land, soil, surface water, ground water, or air, or otherwise entering into the environment.

          (5)  "Toxic Chemicals" means any substance or material subject to
               Section 313 of EPCRTKA (42 U.S.C. ss. 1 1002(a)(2)) or the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., or any comparable Environmental Law.

     B.   Compliance

          (1) Compliance with Environmental Laws Generallv. Tenant, at its own expense, shall ensure that Tenant and Tenant's agents, employees, contractors, invitees, sublessees, and any third party that comes in contact with the Premises comply with all present and hereafter enacted Environmental Laws, and any amendments thereto, affecting operations on the Premises. In the event of a conflict between this provision and the mandate set forth in Paragraph 10.1, above, the interpretation most favorable to TAA shall apply.

          (2) Governmental Submittals. Tenant shall timely, at Tenant's own cost and expense, make all submissions to, provide all information to, and comply with all requirements of any governmental authority having jurisdiction (the "Government") under the Environmental Laws with respect to any activity or operation on the Premises during the term of this Lease, including, but not limited to, timely submittal of permit applications and renewals, notices, and approvals. Should the Government determine that an environmental investigation of any kind and/or a cleanup plan be prepared or that a cleanup should be undertaken because of any Release or threat of a Release of Hazardous Materials at the Premises which occurs or may have occurred during the term of this Lease, regardless of whether Tenant caused the Release by any act or omission, then Tenant shall promptly and timely, at Tenant's own cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans in accordance with all requirements of the Government.

               (3) Information Sharing. Tenant shall provide to TAA a copy of any and all information, reports, and applications submitted to the Government as described in Paragraph 1 0.7B(2), whether such submittal is routine with respect to any regulatory refinement or in response to a Release or threatened Release of any Hazardous Material, and whether the impetus for such submittal is generated by Tenant, or by an inquiry or action by the Government or another third party. At no cost or expense to TAA, Tenant shall promptly provide all information requested by TAA to determine the applicability of the Environmental Laws to the Premises, or to respond to any governmental investigation or to respond to any claim of liability by third parties which is related to environmental conditions on or adjacent to the Premises. Tenant shall immediately notit~~ TAA of any correspondence or communication from any governmental authority regarding the application of Environmental Laws to the Premises or Tenant's operation on the Premises.

               (4) Change in Use of Premises. Tenant shall immediately notify TAA of any change in Tenant's operation on the Premises that will change or has the potential to change the nature or extent of Tenant's or TAA's obligations or liabilities under the Environmental Laws.

          C.   Hazardous Materials

               (1) No Violation. Tenant shall not cause or permit any Hazardous Material to be used, generated, manufactured, produced, stored, brought upon, or

                    Released, on, under or about the Premises, or transported to and from the Premises, by Tenant, its agents, employees, contractors, invitees, sublessees or any third party in violation of any Environmental Law, provided that, in no circumstances shall Tenant cause or permit any Extremely Hazardous Substance or Toxic Chemical to be used, generated, manufactured, produced, stored, brought upon, or Released, on, under or about the Premises, or transported to and from the Premises. Tenant shall promptly notify TAA of any action or condition that is contrary to any prohibition in the previous sentence.

               (2) Cleanup. Without limiting the foregoing, if the presence of any Hazardous Material introduced in, on, under or about the Premises during the term of this Lease by any person results in any adverse impact whatsoever to the value, condition, operations, or activities of the Premises, including the environment on, under, or about the Premises, Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that TAA's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse effect on the Premises. In the event Tenant shall fail timely to commence or cause to be commenced or fail diligently to prosecute to completion such actions as are necessary to return the Premises to the conditions existing prior to the introduction of any Hazardous Material to the Premises, TAA may, but shall not be obligated to, cause such action to be performed, and all costs and expenses (including, without limitation, attorneys' fees) thereof or incurred by TAA in connection therewith shall be paid by Tenant promptly upon demand.

          D.   Clean Water Act

               (1) Non-Stormwater Discharges. Notwithstanding Paragraph 10. 8(B)(1), Tenant shall not cause or permit any direct discharge of non-stormwater flows under a National Pollutant Discharge Elimination System ("NPDES") permit unless specifically authorized in writing by TAA.

               (2) Stormwater Discharges. Notwithstanding Paragraph 1 0.8(B)(l), any discharge of stormwater by Tenant or from Tenant's operations at the Premises shall comply with the NPDES Storm Water Multi-Sector General Permit ("MSGP") for industrial activities and with any multi-sector permit obtained by TAA. Tenant shall timely submit a Notice of Intent to TAA indicating that it is subject to the TAA permit. Tenant shall timely prepare a Storm Water Pollution Prevention Plan ("SWPPP") that conforms to TAA's SWPPP and that covers Tenant's operations or activities at the Premises. Tenant shall be solely responsible for all fees, assessments, and other costs charged by any governmental authority in connection with the issuance of any permit or any inspection or related event in connection with the NPDES MSGP or with respect to the Premises.

          E.   Indemnity

               Tenant shall indemnify, defend and hold harmless TAA, its successors and assigns, its employees, agents and attorneys from and against any and all liability, loss, damage, expense, penalties and costs (including legal and investigation fees or costs) arising from or related to any claim or action for injury, liability, breach of warranty or representation, or damage to persons or property and any and all claims or actions brought by any party or governmental authority of any kind, alleging or arising in connection with (i) contamination of; or adverse effects on the environment (whether known, alleged, potential, or threatened), or (ii) alleged or potential violation of any Environmental Law or other statute, ordinance, rule, regulation, judgment or order of any government or judicial entity which are brought as a result (whether in part or in whole) of any activity or operation on or Release from the Premises (caused in whole or in part by any person or entity other than TAA) during the term of this Lease. This obligation includes but is not limited to all costs and expenses related to investigation and/or cleaning up the Premises and all land, soil and underground or surface water as required under the law. Tenant's obligations and liabilities under this paragraph shall continue so long as TAA bears any liability or responsibility under the Environmental Laws for any action that occurred on the Premises during the term of this Lease. This indemnification of TAA by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material located on the Premises or present in the soil or ground water on, under or about the Premises. The parties agree that TAA's right to enforce Tenant's promise to indemnify is not an adequate remedy at law for Tenant's violation of any provision of this paragraph; TAA shall have all the rights and remedies set forth in this Lease as well as all other rights and remedies provided by law.

          F.   Subtenants

               Tenant shall insert the provisions of this section in any lease agreement or contract by which it grants a right or privilege to any person, firm or corporation under this Lease.

                          ARTICLE 11 - SUPERIOR RIGHTS

11.1  AGREEMENTS WITH UNITED STATES

      This Lease shall be subordinate to the provisions and requirements of any existing or future agreement between TAA and the United States, relative to the development, operation or maintenance of the Airport. Failure of Tenant or any occupant to comply with the requirements of any existing or future agreement between TAA and the United

      States, which failure shall continue after reasonable notice to make appropriate corrections, shall be cause for immediate termination of Tenant's rights hereunder.

11.2  RIGHTS OF GOVERNMENT DURING WAR OR NATIONAL EMERGENCY
      This Lease and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of the Airport or the exclusive or non-exclusive use of the Airport by the United States during the time of war or national emergency.

      Tenant and TAA recognize that during the time of war or national emergency the City of Tucson, owner of the Airport, has the right to enter into agreements with the United States government for military or naval use of part or all of the Airport. If any such agreement is executed by the City of Tucson, the provisions of this Lease, insofar as they are inconsistent with the provisions of any agreement so made by the City of Tucson with the United States government, shall be subject to the terms of such agreement and Tenant shall have no claim against TAA or the City of Tucson for any loss or damage sustained by Tenant because of the making of such agreement by the City of Tucson. In such event, however, the amounts, if any, payable from the City of Tucson or the United States for improvements placed on the Premises by Tenant shall be paid to Tenant if this Lease is in effect at the time of such taking.

11.3  RIGHTS OF TAA

      TAA reserves the right to further develop or improve the landing area of the Airport as it sees fit, regardless of the desires or view of Tenant and without interference or hindrance from Tenant, its agents, employees, subtenants or other occupiers of the Premises.

      TAA reserves the right, but shall not be obligated to Tenant, to maintain and keep in repair the landing area of the Airport and all publicly-owned facilities of the Airport, together with the right to direct and control all activities of Tenant in this regard.

11.4  AGREEMENTS WITH CITY OF TUCSON

      This Lease is subject to the existing lease between TAA and the City of Tucson and to the provisions of any existing or future agreement between the City of Tucson and TAA.

11.5  ABATEMENT OF OBLIGATION TO CONSTRUCT OR REBUILD

      Inasmuch as this Lease contains certain provisions concerning repairs, replacement and rebuilding of damaged or destroyed buildings, construction of buildings, quiet enjoyment and other related causes applicable to the parties to this Lease, and inasmuch as the Premises constitute a portion of a public Airport, it is agreed that the parties hereto shall not be required to repair, replace, rebuild or construct any building or portion of any building so long as the obligated party is prevented from so doing by action of the United States government or any agency or department thereof.

11.6  SUPERFUND CONSENT DECREE.
      The Premises are part of a site, as more particularly defined in the below-described Consent Decree (the "Site"), that is the subject of that certain Civil Action No. 99--3 13 TUC WDB, United States of America v. Tucson Airport Authority, City of Tucson, United States Air Force, General Dynamics Corp., McDonnell Douglas Corporation, in the United States District Court for the District of Arizona, brought pursuant to Sections 106 and 107 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss.9606 and 9607. The United States Environmental Protection Agency ("EPA") has selected certain remedial actions to be carried out on the Site (including the Premises) pursuant to that certain "Record of Decision, Tucson International Superfund Site, Tucson, Arizona, Airport Property
      - Soils and Shallow Groundwater Zone, Burr-Brown Property - Soils, Former West-Capt Property - Soils" signed on September 30, 1997 (the "ROD"). The City, TAA and certain other parties (collectively, the "Settling Defendants") and EPA have entered into that certain Consent Decree, which was entered by the United States District Court in the above-described action on February 17, 2000 (the "Consent Decree"), which grants EPA certain access, enforcement, and other rights with respect to the Site, and imposes on Settling Defendants certain obligations regarding implementation of the remedial action selected in the ROD. This Sublease is subject to the Consent Decree and the rights and obligations of the parties thereto, including the obligation of Settling Defendants to undertake the remedial actions described therein with respect to the Site, and the right of the EPA to access the Site to inspect and enforce compliance with the Consent Decree.

              ARTICLE 12 - RESERVATION OF AVIGATION EASEMENT

12.1  EASEMENT

      There is reserved unto TAA, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Premises, which shall include the right to cause in the airspace any noise inherent in the operation of aircraft, now known or hereafter used for navigation of or flight in or through the airspace, and for the use of the airspace for landing on, taking off from, or operation on the Airport.

12.2  STRUCTURES; ELEVATION LIMIT

      Tenant shall not erect or permit the erection of any structure or building, nor permit the growth of any tree on the Premises or any other obstruction, that exceeds the height requirements contained in 14 CFR Part 77 or amendments thereto, or interferes with the runway and/or taxiway "line of sight" of the control tower. In the event these covenants are breached, TAA reserves the right to enter upon the Premises and to remove the offending structure or object at the expense of Tenant.

12.3  USE OF PREMISES
      Tenant, by accepting this Lease agrees for itself; its successors and assigns that it will not make use of the Premises in any manner which might interfere with the landing and taking off of aircraft from the Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, TAA reserves the right to enter upon the Premises and cause the abatement of such interference at the expense of Tenant.

                      ARTICLE 13 - ASSIGNMENT AND SUBLEASE

13.1  TAA'S CONSENT REQUIRED
      Tenant shall not, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the premises or any portion thereof ("Sublease") without TAA's prior written consent.

13.2  NO RELEASE OF TENANT; FURTHER ASSIGNMENTS
      No consent by TAA to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by TAA to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain TAA's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Section shall be void and, at the option of TAA, shall constitute a material default by Tenant under this Lease. The acceptance of rent or payment of any other monetary obligation by TAA from a proposed assignee or subtenant shall not constitute the consent by TAA to such Assignment or Sublease.

13.3  CHANGES IN OWNERSHIP
      Any sale or other transfer, including transfer by consolidation, merger or reorganization, of twenty-five percent (25%) or more of the voting stock or membership interests of Tenant in a single or related transactions, if Tenant is a corporation or limited liability company, or any sale or other transfer of twenty-five percent (25%) or more of the partnership interest in Tenant, if Tenant is a partnership, shall be deemed to be an Assignment for purposes of this Section. As used in this subsection, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligation under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of stock or partnership interests of said guarantor.

13.4  LIABILITY OF ASSIGNEE/SUBTENANT
      Each assignee, subtenant or other transferee shall assume, as provided in this subsection, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of rent and all other monetary obligations hereunder, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed; provided, however, that the assignee, subtenant, or other transferee shall be liable to TAA for rent only in the amount set forth in the Assignment or Sublease. In connection with a Sublease, Tenant or the subtenant shall deliver to TAA an instrument (acceptable in form and substance to TAA) agreeing that subtenant shall be bound by all of the terms and conditions of this

      Lease, other than those pertaining to rent, applicable to the subleased space and that subtenant shall, at TAA's sole option, attorn to TAA as lessor under the Sublease if this Lease is terminated for any reason and TAA chooses to keep the Sublease in effect. In connection with an Assignment, Tenant and the assignee shall deliver to TAA a copy of the Assignment, which shall be in form and substance reasonably satisfactory to TAA, by which assignee expressly assumes all obligations of Tenant under this Lease.

13.5  BANKRUPTCY

     A. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to TAA, shall be and remain the exclusive property of TAA and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting TAA's property under the preceding sentence not paid or delivered to TAA shall be held in trust for the benefit of TAA and be promptly paid or delivered to TAA.

     B. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, or have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to TAA an instrument confirming such assumption.

13.6  TAA'S FEES

      Within ten (10) days of TAA's delivery of a written invoice, identifying such costs and expenses, Tenant shall reimburse TAA for its expenses and attorneys' fees incurred in processing an Assignment or Sublease, but in no event less than Five Hundred Dollars ($500.00) for each such proposed transfer to cover the legal review and processing expenses of TAA, whether or not TAA shall grant its consent to such proposed transfers.

                            ARTICLE 14 - COMMISSIONS

14.1  REAL ESTATE BROKER COMMISSION

      Tenant warrants that they have not dealt with any brokers, real estate agents or licensees or finders with respect to this transaction and the Premises and that there are no real estate commissions owing, except as specifically disclosed by Tenant and otherwise provided for herein. If Tenant has dealt with any person or real estate broker with respect to leasing or renting the Premises, Tenant shall be solely responsible for the payment of any sum due such person or firm and Tenant shall indemnify and hold TAA harmless from any liability in respect thereto, including attorney's fees and costs incurred by TAA.

                       ARTICLE 15 - DEFAULTS AND REMEDIES

15.1  DEFAULT BY TENANT

      Tenant shall be in default under this Lease upon the occurrence of any of the following "Events of Default":

     A. Tenant shall fail to pay when due any installment of rent payable pursuant to this Lease and such failure shall continue unremedied for a period of five (5) days after written notice from TAA; provided that Tenant shall not be entitled to the benefit of more than two (2) such grace periods of five (5) days under this paragraph A within any calendar year.

     B. Tenant shall fail to furnish TAA with a valid surety bond or letter of credit, or a notice of renewal of such bond or letter of credit sixty
          (60) days before the stated expiration thereof; as provided in Section
          3.4 and such failure shall continue unremedied for a period of five
          (5) days after written notice from TAA.

     C. Tenant or any of Tenant's agents, employees, guests, invitees, or subtenants, shall use Premises for any unlawful or illegal purpose and such use shall continue for a period of three (3) days after written notice from TAA; provided that Tenant shall not be entitled to the benefit of more than one (1) such grace period of three (3) days under this paragraph B during the Term of this Lease.

     D. The actions of Tenant or any of Tenant's agents, employees, guests, invitees, or subtenants are in violation of the Airport Security Plan and result in official warning, notice or other action from the TAA Police Department and/or the Transportation Security Administration five (5) times in any twelve (12) month period, or fifteen (15) times during the Term of this Lease.

     E. Tenant shall fail to observe or perform any other covenant, agreement or obligation hereunder and such failure shall not be remedied within thirty (30) days (or such additional time as is reasonably required in the opinion of TAA to correct any such failure, if Tenant has instituted corrective action and is diligently pursuing the same) after TAA shall have given Tenant written notice specifying which covenant, agreement or obligation Tenant has failed to observe or perform; provided that Tenant shall not be entitled to the benefit of more than two (2) grace periods under this paragraph within any calendar year.

     F. There is commenced by or against Tenant any case under the Bankruptcy Code (Title 11 of the United States Code) or any other bankruptcy, arrangement, reorganization, receivership, custodianship or similar proceeding under any federal, state or foreign law, and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed with prejudice within sixty (60) days of such filing.

     G. Tenant makes a general assignment for the benefit of creditors or applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for Tenant or the property of Tenant or any part thereof; or in the absence of such application, consent, or acquiescence, a trustee, receiver or other custodian is appointed for Tenant or the property of Tenant or any part thereof; and such appointment is not discharged within sixty (60) days.

     H. Any action is commenced against Tenant to foreclose any lien or mortgage or other rights of Tenant in or to the Premises.

15.2 REMEDIES OF TAA

     If Tenant shall be in default hereunder as set forth above, TAA may exercise any of the following remedies in TAA's sole discretion.

     A.   Termination

          TAA may, at its election, give Tenant written notice of its intention to terminate this Lease, which termination shall be effective on the effective date set forth in the notice, or on the date notice is deemed received under Section 18.8 if no effective date is stated. Tenant's rights (including the rights of any sublessee) to possession of the Premises shall cease and, with or without re-entry by TAA, this Lease and the Term shall terminate, and TAA may then re-enter and take possession of the Premises as provided below with respect to reentry without termination. Any such termination must be express, and neither notice to pay rent or to deliver up possession of the Premises given pursuant to law, nor any proceeding instituted by TAA, nor the failure by Tenant for any period of time to pay any of the rent herein reserved, shall of itself operate to terminate this Lease.

     B.   Reentry Without Termination

          As an alternative remedy, TAA may, without terminating this Lease, and after giving Tenant ten (10) days written notice, re-enter the Premises and take possession thereof pursuant to any legal proceedings or notice required by law, in which event Tenant shall remain liable for the payment of all rent and the performance of all conditions contained in this Lease as they come due.

          After such re-entry, TAA shall use reasonable diligence to re-let the Premises, or any part or parts thereof; for such period or periods and upon such term or terms and at such reasonable rental or rentals and upon such other conditions as TAA may deem advisable, with the right to make alterations and repairs to the Premises. Tenant and any sublessee hereby irrevocably appoints TAA as the agent and attorney-in-fact of Tenant and any sublessee to enter upon and re-let the Premises and to incur any necessary expenses in doing so, all to be reimbursed by Tenant. Tenant agrees that no acts of TAA in effecting such re-letting shall constitute a termination of this Lease, irrespective of the period for which such re-letting is made or the terms and conditions of such re-letting or otherwise.

     C.   Removal of Tenant

          Upon any re-entry of the Premises by TAA (whether or not the Lease is terminated), TAA may expel Tenant and those claiming through or under Tenant and remove their property and effects (forcibly, if necessary) without being guilty in any manner of trespass and without any liability therefor and without prejudice to any remedies of TAA in the event of default by Tenant, and without liability for any interruption of the conduct of the affairs of Tenant or those claiming through or under Tenant which may result from such entry. Tenant hereby irrevocably appoints TAA as the agent and attorney-in-fact of Tenant to remove all of Tenant's property whatsoever situated upon the Premises and to place such property in storage in any warehouse or other suitable place in Tucson, Arizona, for the account of and at the expense of Tenant and Tenant hereby exempts and agrees to save harmless TAA from any costs, loss or damage whatsoever arising or occasioned by any such removal and storage of such property by TAA or its duly authorized agents in accordance with the provisions herein contained.

     D.   Damages

          Notwithstanding the termination of this Lease or any re-entry by TAA, Tenant shall continue to be liable for and TAA shall be entitled to recover as damages:

          (1) the sum of all rent that is due and owing as of the date of termination or re-entry and all other sums then owing by Tenant hereunder;

          (2) all rent as it accrues hereunder during the remaining Term or, if TAA elects to terminate the Lease, the discounted present value of the sum of all rentals to be paid for the remaining term of this Lease, calculated by TAA in its reasonable discretion, less any sums that Tenant proves could reasonably be avoided; and

          (3) the reasonable costs incurred by TAA in re-letting the Premises (including brokerage commissions and attorney fees) and the reasonable costs to TAA necessary to place the Premises in condition for re-letting.

     E.   Credit

          Any rent, income, receipts, profits or other monies received or derived by TAA from any re-letting or other use of the Premises by TAA shall, so long as Tenant shall continue to be liable for the payment of rent hereunder, be credited against such rent as received and collected.

15.3 REMEDIES CUMULATIVE

     All rights, options and remedies of TAA contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and TAA shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease (including but not limited to any right of "self help" or similar remedy in order to minimize any damages, expenses, penalties and related fees or costs).

15.4 NO WAIVER

     No waiver of any Event of Default of Tenant hereunder shall be implied from any acceptance by TAA of any rent or other payments due hereunder or any omission by TAA to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect an Event of Default in a manner other than as specified in said waiver. The consent or approval by TAA to or of any act by Tenant requiring TAA's consent or approval shall not be deemed to waive or render unnecessary TAA's consent or approval to or of any subsequent similar acts by Tenant.

15.5 CONTENT OF DEFAULT NOTICE

     Any default notice tendered to Tenant hereunder shall be deemed to be sufficient if it is reasonably calculated to put Tenant on inquiry as to the nature and extent of such default, and is made in accordance with Section 18.8.

                       ARTICLE 16 - TERMINATION BY TENANT

16.1 TERMINATION EVENTS

     Tenant may terminate this Lease at any time upon thirty (30) days written notice to TAA upon or after the happening or continuation of any of the following events:

     A. The inability of Tenant to use, for a period of thirty (30) consecutive days, any portion of the rights, licenses, services or privileges of Tenant hereunder because of any law, rule, regulation or other action or failure to act on the part of any United States governmental authority having jurisdiction thereof.

     B. The default by TAA in the performance of any covenant or agreement herein required to be performed by TAA and the failure of TAA to remedy such default for a period of thirty (30) days after receipt of written request or demand from Tenant to remedy the same.

     C. The assumption by the United States government or any authorized agency thereof of the operation or control of the Airport or any part thereof; in such manner as to substantially restrict Tenant for a period of at least thirty (30) consecutive days from conducting any of its operation on the Premises.

16.2  CURE

      If any of the foregoing reasons for termination by Tenant cease to exist prior to a termination, then the right to terminate for such reason shall cease.

16.3 NO WAIVER

     No waiver by Tenant of TAA's default of any of its obligations hereunder shall be construed to be or act as a waiver by Tenant of any subsequent default by TAA.

                      ARTICLE 17 - SURRENDER OF POSSESSION,
                              CONDITION OF PREMISES

17.1 SURRENDER

     Upon the expiration or earlier termination of this Lease, all rights herein granted to Tenant shall cease and terminate and Tenant shall forthwith surrender the Premises to TAA.

17.2 GOOD CONDITION

     The Premises shall be returned to TAA in as good condition as at the time of occupancy by Tenant, together with any improvements made by Tenant, except as otherwise provided in this Lease and except for ordinary wear and tear and casualty. Tenant shall remove any and all personal property, including portable buildings, signs, trade fixtures, machinery and equipment from the Premises; provided, however, that Tenant shall repair any damage caused by such removal. Any personal property remaining in the Premises after expiration or termination may be removed, sold or destroyed by TAA at Tenant's expense.

                           ARTICLE 18 - MISCELLANEOUS

18.1 ENTRY UPON PREMISES; REVIEW OF RECORDS

     TAA may enter upon the Premises subleased exclusively to Tenant hereunder at any reasonable time, for any purpose necessary, incidental to or connected with the exercise of its governmental functions, or to inspect the Premises for compliance with all applicable laws, rules, regulations and covenants hereunder or to prevent waste, loss or destruction. TAA shall have the right to review such records and documentation as shall demonstrate compliance with the terms of this Lease, including without limitation, maintenance logs and records for aircraft on the Premises evidencing that the aircraft is registered, certificated and in airworthy condition.

18.2 SUCCESSORS AND ASSIGNS BOUND

     All the terms, covenants and conditions of this Lease shall extend to and bind the successors and assigns of the respective parties hereto.

18.3 ARTICLE HEADINGS
     The article headings contained herein are for convenience and reference and are not intended to define or limit the scope of any provisions of this Lease.

18.4 SEVERABILITY

     If any term or condition of this Lease shall be deemed to be invalid or unenforceable, all other terms and conditions shall remain in full force and effect.

18.5 APPLICABLE LAW

     The terms and conditions of this Lease shall be interpreted in accordance with the laws of the State of Arizona.

18.6 INDEPENDENT COUNSEL; CONSTRUCTION OF LEASE

     TAA and Tenant each acknowledge that they have been represented by independent counsel in connection with the preparation and review of this Lease and that the fact that this Lease was prepared by TAA's counsel as a matter of convenience shall have no import or significance. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Lease. No remedy or election given by any provisions of this Lease shall be deemed exclusive unless so indicated, but each shall, whenever possible, be cumulative with all other remedies in law or equity. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land for the duration of the leasehold Term. Whenever the content of any provision shall require it, the singular number shall be held to include the plural number and vice versa. The form of this Lease contemplates that Tenant will be an entity and not one or more natural persons. If Tenant is one or more natural persons, then all pronouns referring to Tenant shall be deemed to be appropriately changed to fit those circumstances.

18.7 COSTS AND ATTORNEYS' FEES

     A.   TAA's Review

          Tenant shall pay the expenses (including reasonable attorneys' fees and the fees of other consultants) incurred by TAA in drafting, negotiating and reviewing any of the documents (including, but not limited to, subleases, and plans and specifications of any improvements to be constructed by Tenant) for which TAA's approval is required by the terms hereof.

     B.   Enforcement of Rights

          The non-prevailing party shall promptly pay to the prevailing party, upon demand, all costs and other expenses paid or incurred by the prevailing party (including, without limitation, reasonable attorney's fees) in enforcing or exercising its rights or remedies created by, connected with or provided for in this Lease, whether or not any action or proceeding is brought (including, without limitation, all such costs, expenses and fees incurred in connection with any bankruptcy, receivership, or other court proceedings [whether at the trial or the appellate level]).

18.8 NOTICES; TENANT CONTACT

     Except as provided below with respect to emergencies, notice to either party shall be sufficiently served if it is in writing and is physically delivered; sent by certified mail, postage prepaid; or sent by facsimile transmission, to such party at the address set forth on the first page of this Lease, or to such other location as shall be provided by such party in writing from time to time.

     Service of any notice or demand by physical delivery shall be deemed complete upon the date of delivery. Service of any notice or demand by certified mail shall be deemed complete at the expiration of three (3) days after the date of the certified mailing if mailed within the continental United States. Service by facsimile transmission shall be deemed complete upon the date of transmission if an automatically generated confirmation slip shows the transmission to have been initiated prior to 4 p.m., Tucson time, and otherwise on the following day.

     Tenant shall also provide to TAA, in writing, the name, address and telephone number(s) of a representative of Tenant who TAA can contact, 24 hours per day, 7 days a week, in the event of an emergency, which individual shall be authorized to act on behalf of Tenant.

18.9 SURVIVAL

     Indemnities of either party set forth herein shall survive expiration or earlier termination of this Lease.

18.10TIME IS OF THE ESSENCE

     Time is of the essence in the performance of this Lease.

18.11ADDITIONAL DOCUMENTS

     Each party agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the terms of this Lease.

18.12NON-WAIVER

     No waiver of any condition expressed in this Lease shall be implied by any neglect of TAA to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by TAA from Tenant after the termination in any way of this Lease or Tenant's rights hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, TAA may receive and collect any rent or other sums due, and such payment shall not waive or affect said notice, suit or judgment.

18.13    FORCE MAJEURE

         Force Majeure shall mean delays caused by or resulting from and Act of God, severe weather conditions, war, insurrection, riot, civil commotion, fire or other casualty, strikes, lockouts, inability to obtain labor or materials, governmental regulations, or other causes beyond the party's reasonable control.

         Neither party shall have any liability whatsoever to the other party on account of any event of Force Majeure. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay caused by any event of Force Majeure. However, an event of Force Majeure shall not in any way affect Tenant's obligation to pay rent or other moneys due, nor shall it extend the Term of this Lease.

18.14    AUTHORITY TO EXECUTE

         Each party represents and warrants to the other that it has the right and authority to enter into this Lease.

18.15    EFFECTIVE DATE

         This Lease shall be effective as of the date upon which both parties have executed below ("Effective Date").

         IN WITNESS WHEREOF the parties have executed this Lease as of the day and year first above written.

              TUCSON AIRPORT AUTHORITY, INC., an
              Arizona nonprofit corporation


              By:
                 -----------------------------------------------------------
              Name:
                   ---------------------------------------------------------
              Title:
                    --------------------------------------------------------
              Date:
                   ---------------------------------------------------------
                                                                           "TAA"

              HAMILTON AEROSPACE TECHNOLOGIES, INC., a Delaware corporation d.b.a. Renegade Ventures, Inc.
              By:
                 -----------------------------------------------------------
              Name:
                   ---------------------------------------------------------
              Title:
                    --------------------------------------------------------
              Date:
                   ---------------------------------------------------------
                                                                        "Tenant"
































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